Exhibit 10.1

D.C. CAPITAL PARTNERS, L.P.

C/O D.C. CAPITAL ADVISORS, LIMITED

800 THIRD AVENUE, 39TH FLOOR

NEW YORK, NY 10022

May 5, 2020

BY ELECTRONIC MAIL

Superior Industries International, Inc.

26600 Telegraph Road, Suite 400

Southfield, Michigan 48033

Attn:	Joanne M. Finnorn
Senior Vice President, General Counsel and Corporate Secretary

Re:	Notice of Withdrawal of Nomination of a Certain Individual for Election as a Director at the 2020 Annual Meeting of Superior Industries International, Inc.

Dear Ms. Finnorn:

On January 24, 2020, D.C. Capital Partners, L.P. (“D.C. Capital”) delivered a letter to Superior Industries International, Inc. (the “Company”), as supplemented on February 3, 2020 (collectively, the “Nomination Letter”), notifying the Company as to D.C. Capital’s nomination of an individual, Raynard D. Benvenuti, for election to the Board of Directors of the Company (the “Board”) at the Company’s 2020 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “2020 Annual Meeting”).

This letter serves as notice to the Company that, effective as of the Effective Time (as defined below), D.C. Capital hereby irrevocably withdraws its Nomination Letter and, accordingly, its nomination of Mr. Benvenuti for election to the Board at the 2020 Annual Meeting and hereby agrees, on behalf of itself and its affiliates, including D.C. Capital Partners, L.P., D.C. Capital Advisors, Limited, D.C.R. Partners, L.P., and Douglas L. Dethy, that (i) it will not submit any director nominations, stockholder proposals, and/or other business in connection with the 2020 Annual Meeting, and (ii) it will, subject to the satisfaction of the Voting Conditions (as defined below) as reasonably determined by D.C. Capital, cause all of its shares of the Company’s Common Stock beneficially owned, directly or indirectly, by it and/or its affiliates to be present at the 2020 Annual Meeting for quorum purposes and to be voted thereat on the Company’s proxy card or voting instruction form (A) in favor of the election to the Board of the director nominees recommended for election by the Board and against the removal of any directors whose removal is not recommended by the Board, and (B) against any nominees to serve on the Board that have not been recommended by the Board. The Company agrees that, within ten (10) days of the Effective Time, it will reimburse D.C. Capital for its reasonable and documented fees and expenses incurred in connection with the matters related to the preparation of the Nomination Letter and related correspondence with the Company, D.C. Capital’s engagement with the Company, and the preparation of this notice of withdrawal in an amount not to exceed, in the aggregate, $75,000. The Effective Time shall be deemed to occur immediately following (i) the Company’s issuance of a press release, substantially in the form previously reviewed by D.C. Capital, announcing the Board’s intention to appoint Mr. Benvenuti to the Board, and (ii) the execution of a non-disclosure agreement between the Company and Mr. Benvenuti (the “NDA”). For purposes of this letter, the term Voting Conditions shall mean (1) the Board immediately commences its onboarding process for Mr. Benvenuti, including to provide access to Mr. Benvenuti of all information typically shared with an incoming director during the onboarding process and information reasonably requested by him, but excluding any information to the extent required to preserve the attorney client privilege or attorney work product and (2) in the Company’s proxy statement relating to such meeting, the

Company discloses Mr. Benvenuti as a director to be appointed to the Board on the earlier of (a) immediately following the 2020 Annual Meeting or (b) July 10, 2020, and, subject to the Board’s customary review and confirmation of his independence to serve on the committee, indicating that he will also be appointed to the Board’s Nominating and Corporate Governance Committee.

If you are in agreement with the foregoing terms and conditions, please countersign below.

Very truly yours,

D.C. Capital Partners, L.P.

By:	D.C. Capital Advisors, Limited its Investment Advisor

By:	/s/ Douglas L. Dethy
	Name:	Douglas L. Dethy
	Title:	Managing Director

Agreed and Accepted:

Superior Industries International, Inc.

By:	/s/ Joanne Finnorn
	Name:	Joanne Finnorn
	Title:	Senior Vice President, General Counsel & Corporate Secretary